U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                            ---------------------

                               AMENDMENT NO. 3
                                     TO
                                 FORM SB-2/A
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933
                            ---------------------

                             T-PLEX TECHNOLOGIES
                ---------------------------------------------
               (Name of small business issuer in its charter)

Nevada                        3081                     88-0468148
(State or other          (Primary Standard             (IRS Employer
jurisdiction        of Industrial Classification       Identification
incorporation            or Code Number)               Number)
organization)

                        2950 E. Flamingo Rd, Suite B
                            Las Vegas, NV  89121
                               (702) 866-5844
        (Address and telephone number of principal executive offices)
                            ---------------------

                        2950 E. Flamingo Rd, Suite B
                            Las Vegas, NV  89121
   (Address of principal place of business or intended principal place of business)

                         Ronald C. Robker, President
                             T-PLEX TECHNOLOGIES
                        2950 E. Flamingo Rd, Suite B
                            Las Vegas, NV  89121
                               (702) 866-5844
          (Name, address and telephone number of agent for service)
                            --------------------

                        Copies of Communications to:

                            Stoecklein Law Group
                        402 West Broadway, Suite 400
                             San Diego, CA 92101
                               (619) 595-4882

        Approximate date of commencement of proposed sale to public:
  As soon as practicable after the registration statement becomes effective
                         --------------------------

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                       Calculation of Registration Fee

                                           Proposed
                                           Offering   Proposed
                                             Price    Maximum
                                Amount to     Per    Aggregate   Amount of
    Title of Each Class of          be       Share    Offering  Registration
 Securities to be Registered    Registered    (1)    Price (1)      Fee
Common Stock, $.001 par value    250,000     $0.10    $25,000      $6.60

            TOTAL                250,000      N/A     $25,000      $6.60

(1) The proposed maximum offering price is estimated solely for the purpose of determining the registration fee and calculated pursuant to Rule 457(c).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this
Registration  Statement shall thereafter become effective in accordance  with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

            Subject to Completion, dated _________________, 2001

                           Initial Public Offering
     PROSPECTUS


                             T-PLEX TECHNOLOGIES



                       250,000 Shares of Common Stock
                               $0.10 per share

The Offering

                       Per share      Total
Public Price.            $0.10       $25,000
Commissions.               $0           $0
Proceeds to T-Plex.      $0.10       $25,000

We are offering to the public 250,000 shares of common stock on a "best efforts" basis through our sole officer and director, Mr. Ronald Robker. If we do not sell all 250,000 shares within 180 days after commencement of this offering, the offering will terminate and all money paid for shares will be promptly returned to the purchasers, without interest and without deduction.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement and no arrangement to place funds in an escrow or trust account, however the proceeds will be placed in a non-interest bearing impound account.
                          ________________________

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase. See "Risk Factors" beginning on page 2 for a discussion of material risks you should consider prior to purchasing any of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                          ________________________

The information contained in this prospectus is subject to completion or amendment. We have filed a registration statement with the Securities and Exchange Commission relating to the securities offered in this prospectus. We may not sell these securities nor may we accept any offers to buy the securities prior to the time the registration statement becomes effective. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities. We shall not sell these securities in any state where such offer, solicitation or sale would be unlawful before we register or qualify the securities for sale in any such State.

           THE DATE OF THIS PROSPECTUS IS _________________, 2001.

                              Table of Contents

Prospectus Summary                                                         1
Summary Financial Information                                              2
Capitalization                                                             2
Risk Factors                                                               3
Use of Proceeds                                                            8
Determination of Offering Price                                            9
Dilution                                                                   9
Plan of Distribution                                                      10
Litigation                                                                11
Management                                                                11
Principal Stockholders                                                    11
Description of Securities                                                 12
Legal Matters                                                             14
Experts                                                                   14
Disclosure of Commission Position of
Indemnification of Securities Act Liabilities                             15
Our Business                                                              15
Plan of Operation                                                         21
Facilities                                                                23
Market Price of Common Stock                                              23
Dividends                                                                 24
Executive Compensation                                                    24
Shares Eligible for Future Sale                                           25
Changes in and Disagreements with Accountants                             26
Independent Auditors Report                                              F-1
Balance Sheet                                                            F-2
Statement of Operations                                                  F-3
Statement of Stockholders' Equity                                        F-4
Statement of Cash Flows                                                  F-5
Notes to Financial Statements                                            F-6

                             Prospectus Summary

     T-Plex is a development stage company, incorporated in the State of Nevada in July of 2000. Through an exclusive license agreement with Millennium Plastics Corporation, we intend to develop, market and distribute a biodegradable, dissolvable plastic stretch film to be marketed under the trade name T-PLEXT to the transportation industry.

Our address and phone number is:

T-PLEX TEHCNOLOGIES
2950 E. Flamingo Road
Suite B
Las Vegas, Nevada 89121
(702) 866-5844


                                The Offering

Securities Offered.                     250,000 shares of common stock

Price Per Share.                        $0.10

Minimum Purchase.                       NONE

Common Stock Outstanding
     before Offering.                   1,250,000 shares of common stock

Common Stock Outstanding
     after Offering.                         1,500,000 shares of common stock

Estimated Total Proceeds.                    $25,000

Net Proceeds After Offering Expenses.   $19,000

Proposed OTC:BB Symbol.                 TPLX

Use of Proceeds.                                            The proceeds of
                                        the offering will be used for working
                                        capital, product development and
                                        market analysis.

                        SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Operating Statement Data:              For the                   For the
                                        Period                   Period
                                       July 20,     For the     July 20,
                                         2000        Nine         2000
                                     (Inception)    Months     (Inception)
                                          to         Ended         to
                                     December 31,  September    September
                                         2000      30, 2001     30, 2001
                                      (audited)    (audited)    (audited)
Income Statement Data:
Revenues:                                      $0          $0            $0

Expenses:                                  $1,539      $2,458        $3,997

Net (Loss) from Operations               $(1,539)    $(2,458)      $(3,997)

Loss per share                                 $0          $0            $0

Balance Sheet Data:                    At December 31,    At September 30,
                                            2000                2001
                                          (audited)           (audited)
Total Assets.                                       $961                 $3
Liabilities.                                          $0                 $0
Stockholders' Equity.                               $961                 $3


                               CAPITALIZATION

     The following table sets forth our capitalization at September 30, 2001, after giving effect to and as adjusted to give effect to the sale of the 250,000 shares offered in this prospectus.

                                                        ACTUAL
                                                          At
                                                      September
                                                       30, 2001      AS
                                                      (audited)   ADJUSTED
Current Liabilities:                                          $0         $0

Stockholders' Equity:
  Common Stock, $0.001 par value; 25,000,000 shares
authorized;
     1,250,000 shares issued and outstanding               1,250
     1,500,000 shares issued and outstanding as
adjusted following 250,000 share offering                             1,500
  Preferred Stock, $0.001 par value; 5,000 shares
authorized; no shares issued and outstanding                  --         --
Additional paid-in capital                                 2,750     27,500
Deficit accumulated during development stage             (3,997)    (3,997)
Offering Costs                                                 -    (6,150)
     Stockholders' Equity                                      3     18,853
Total Capitalization                                          $3    $18,853


                                Risk Factors

      Investors in T-Plex should be particularly aware of the inherent risks associated with our business plan. As of the date of this filing, our management is aware of the following material risks.

We are a development stage company organized in July 2000 and have no operating history, which makes an evaluation of us extremely difficult.

     We were organized in July of 2000. We have yet to generate revenues from operations and have been focused on organizational and start-up activities since we incorporated. Our future operating results will depend on many factors, including the outcome of our initial market research, our ability to raise adequate working capital, demand for our T-PLEXT product, the level of our competition and our ability to attract and maintain key management and employees.

At this stage of our business plan, even with our good faith efforts, potential investors have a high probability of losing their investment.

     While we fully intend to meet our goals per our business plan, our plan may not work. In such a scenario, we could remain as a start-up company with no material operations, revenues, or profits. There is nothing at this time on which to base an assumption that our business plan will prove to be successful or that we will ever be able to operate profitably. You should not invest in this offering unless you can afford to lose your entire investment.

We are significantly dependent on our sole officer and director, who has limited experience and will not spend full time working for us.

As compared to many other public companies, we do not have the depth of managerial or technical personnel. Our business plan is significantly dependent upon the abilities and continued participation of Ronald C. Robker, our sole officer and director, who has no experience in our proposed business or running a public company. Mr. Robker has not entered into an employment agreement with us, is involved with other businesses and we cannot be assured that he will continue to provide services to us. Mr. Robker will devote only a portion of his time, approximately 10 hours per week initially, to our activities. As our sole officer and director, decisions are made at his sole discretion and not as a result of compromise or vote by members of a board. The loss by or unavailability of Mr. Robker's services would have an adverse effect on our business, operations and prospects. We may not be able to locate or employ qualified personnel to replace Mr. Robker, should his services be discontinued.

We are solely dependent on Millennium Plastics Corporation for the raw material that T-PLEXT is to be made from. Millennium holds all rights to SolplaxT technology, which is to be the base material of T-PLEXT.

     We have entered into an exclusive license agreement with Millennium Plastics Corporation that allows us to use Millennium's innovative SolplaxT technology for the production of T-PLEXT. Millennium is the sole source of SolplaxT and if they were to become insolvent or choose to discontinue operations it will severely affect our ability to remain in business and will more than likely drastically alter our plan of operation. Without the access to SolplaxT we would be forced to redevelop our business plan to compete on a
more traditional basis with other plastic film distributors.     As of the
date of this filing, our management is unsure as to the long-term viability of Millennium as they are a development stage company with no revenues and a limited amount of working capital.

We are required to achieve milestones and terms of our license agreement with Millennium or our license will convert to a non-exclusive license. If we lose exclusivity under the license, Millennium could sell SolplaxT to other companies.

     Under the terms of our license agreement we are required to commence sales of our product within 12 months of the date of the license. We are raising initial capital through this offering to enable us to attempt to meet this goal. The license also requires us to increase sales of 10% per annum and generate an aggregate of $1,000,000 in annual sales by 2003. If we fail to meet these terms our license will become non-exclusive. The loss of exclusivity would enable Millennium to license and sell SolplaxT to our potential competitors.

Since T-PLEXT is a to be developed product that has not been adequately field tested or marketed, we are unsure as to the commercial viability and the acceptance by end users of T-PLEXT.

     We will be working with Millennium Plastics to develop T-PLEXT to work effectively as a stretch film for transporting vehicles. Millennium currently has prototype materials that have been produced using SolplaxT polymers, such as stretch film, golf tees and plastic utensils. However, since T-PLEXT has not been formally developed we have been unable to adequately field test T-PLEXT or perform any test marketing. We cannot be assured that, once produced, T-PLEXT will be a commercially viable product. Even if T-PLEXT is accepted by end users, there is no assurance that the United States market will provide sufficient revenue and earnings to permit on-going operations. In the event that we are not able to successfully market T-PLEXT or if T-PLEXT were to not be accepted by our industry, we would be forced to redevelop our business strategy and may seek to evaluate other new opportunities.

We will require additional financing in order to fully implement our business plan.

Due to our start-up nature, we will have to incur the costs of developing professional marketing materials, hiring new employees, opening additional offices and paying for the costs of production and marketing materials for our T-PLEXT product. To fully implement our business plan we will require substantial additional funding. This offering, if successful, will only enable us to maintain minimum operations and working capital requirements and will assist us in further developing our business plan to assess our exact future capital requirements.

Without additional funding, we could remain as a start-up company with no material operations, revenues, or profits.

Following this offering we will need to raise additional funds to maintain and expand our operations. We plan to raise additional funds through a private placement, registered offering, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available when needed. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our shareholders may lose part or all of their investment

We may never become profitable or sell any of our T-PLEXT product, which may extremely impact our ability to remain in business.

We are a start-up company and have had no revenue since our incorporation in July 2000. We have yet to undertake the sale of our T-PLEXT product. We have substantial market research and development to complete prior to commencing distribution of T-PLEXT. There is no guarantee that we will become profitable or sell any of our T-PLEXT product. If we fail to become profitable or sell our product, some potential consequences would be:

*    declaration of bankruptcy
*    we would be forced to redevelop our business strategy
*    we would have to evaluate other opportunities

Actual production costs for our T-PLEXT product are uncertain, which could make T-PLEXT too expensive to be commercially competitive.

Our success depends on our ability to have our T-PLEXT product produced at a competitive cost. T-PLEXT has not yet been produced on a fully integrated production line. The actual cost of manufacturing T-PLEXT is unproven and no assurance can be given that it will be manufactured at competitive costs. As production of T-PLEXT commences difficulties may be encountered that cause costs of production to exceed those currently anticipated by us. No assurance can be given that T-PLEXT can be manufactured at commercially competitive costs, and the failure to manufacture T-PLEXT at competitive costs may force us to discontinue our business operations, reevaluate our business plan and products, or search for other viable business opportunities.

Our auditor's report reflects the fact that without realization of additional capital, it would be unlikely for us to continue as a going concern.

As a result of our deficiency in working capital at December 31, 2000 and our status as a development stage company with no revenues, our auditors have included a paragraph in their report regarding substantial doubt about our ability to continue as a going concern. Our plans in this regard are to seek additional funding through this offering and future equity private placements or debt facilities.

Due to the relative size of our company and our start-up nature we may not compete successfully against the other companies in our industry.

There are a number of companies that produce plastic stretch film to be used in the transportation industry. These companies may compete directly and indirectly with us. Due to our start-up nature, most of these companies have financial, technical, marketing, sales, manufacturing, distribution, and other resources that are significantly greater than ours. In addition, some of these companies have name recognition, established positions in the market, and long-standing relationships with customers who purchase stretch film for transportation. Accordingly, there is no assurance that we will be able to compete successfully or that our competitors or future competitors will not develop products that render T-PLEXT less marketable.

There is no current public market for our common stock; therefore, you may be unable to sell your securities at any time for any reason.

As of the date of this prospectus, there is no public market for our common stock. Although we plan to apply for listing our common stock on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if we do become listed with respect to our common stock on the Over-the-Counter Bulletin Board or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

Available Information

We are not subject to the informational requirements of the Securities Exchange Act of 1934. Once our securities are registered under the Securities Exchange Act of 1934, we will file reports and other information with the Securities and Exchange Commission. We intend to register our securities under Section 12(g) of the Exchange Act. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933. Such reports, proxy statements and other information can be reviewed through the SEC's Electronic Data Gathering Analysis and Retrieval System which is publicly available through the SEC's web site http://www.sec.gov.

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing unaudited interim financial statements for the first three-quarters of each fiscal year.

We have filed with the Commission a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules, may be reviewed through EDGAR.

              SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Prospectus Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Description of Business", and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimated", "predicts", "potential", or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results.

Our stock is and could continue to be a "Penny Stock" which makes it more difficult to trade in the secondary market.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser's written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTC Bulletin Board at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

                               USE OF PROCEEDS

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing, distribution and further development of our products and services, competing technological and market developments, changes in our existing research relationships, our ability to establish collaborative arrangements, the initiation of commercialization activities, the purchase of capital equipment and the availability of other financing.

     The proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $25,000. We intend to utilize the estimated net proceeds following the offering for the following purposes:

                                                          Offering Proceeds
Total Proceeds                                                 $25,000

Less: Offering Expenses
 Legal                                                          $5,000
    Copying, Printing & Advertising                              $500
    Other expenses                                               $650

Net Proceeds from Offering                                     $18,850

Use of Net Proceeds

     Working Capital                                           $18,850

Total Use of Proceeds                                          $25,000

     We intend to apply the proceeds of the offering to working capital, which includes product development and market analysis. We are unable at this time to determine the precise amounts that will be allocated to each function as the exact amount spent on each will depend on timing of effectiveness of this filing and the amount of time it takes us to complete the offering. Our management will have broad discretion with respect to the use of proceeds.

     Proceeds applied to Product Development will relate to utilizing the licensed SolplaxT technology for our specific intended application. The main costs associated with Product Development will be in the determination of the optimum thickness, strength, size and time of biodegradability of T-PLEXT.

     Proceeds applied to Market Analysis will be used by management to cover all direct costs associated with completion of our initial market research, for example, travel fees, fuel costs, photocopying, and misc. additional supplies.

                       DETERMINATION OF OFFERING PRICE

We have arbitrarily determined the initial public offering price of the shares. We considered several factors in such determination, including the following:

* prevailing market conditions, including the history and prospects for the industry in which we intend to compete;
*    our future prospects; and
*    our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

                                  DILUTION

     The difference between our initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value, total tangible assets less total liabilities, by the number of outstanding shares of common stock.

     At September 30, 2001 our common stock had a pro forma net tangible book value of approximately $3 or $0.00 per share. After giving effect to the receipt of the net proceeds from the maximum offering offered in this prospectus at an assumed initial offering price of $0.10 per share, our pro forma net tangible book value at September 30, 2001, would have been $18,853 or $0.01 per share, representing an immediate increase in net tangible book value of $0.01 per share to our present stockholders, and immediate dilution of $0.09 per share to investors, or 87%. The following table illustrates dilution to investors on a per share basis:

 Offering price per share...                                   $0.10
 Net tangible book value per share before offering             $0.00
 Increase per share attributable to investors                  $0.01
 Pro forma net tangible book value per share after offering    $0.01

 Dilution per share to investors                               $0.09

The following table summarizes, as of September 30, 2001, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering. The table assumes the sale of the 250,000 shares offered in this prospectus at an assumed initial public offering price of $0.10 per share and before any deduction of estimated offering expenses.

                                                                    Average
                                                    Total Cash       Price
                              Shares Purchased     Consideration   Per Share

                              Amount    Percent  Amount   Percent
 Original Stockholders       1,250,000    83%    $4,000     14%     $0.0032
 Public Stockholders          250,000     17%    $25,000    86%      $0.10
      Total                  1,500,000    100%   $29,000    100%

               PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

This is a "direct public" offering. We will not receive any proceeds of the offering unless we sell all of the 250,000 shares offered in this prospectus. If all of the shares are not sold, subscribers will lose the use of their funds for the offering period of up to 180 days; the funds invested by them will be promptly returned to the subscribers at the end of the offering without interest and without deduction.

We are offering two hundred fifty thousand (250,000) shares at ten cents ($0.10) per share. We can give no assurance that the shares will be sold. If subscriptions are received for fewer than 250,000 shares, no shares will be sold.

Funds received prior to reaching the 250,000 shares will be held in a non-interest bearing impound account ("T-Plex Impound Account") with Bank of the West, Las Vegas, Nevada and will not be used until the offering is completed. Our sole officer and director will have sole authority over the funds raised, including the funds held in the impound account prior to the completion of the offering.

If we do not sell 250,000 shares within 180 days after commencement of this offering, the offering will terminate and all money paid for shares will be promptly returned to the purchasers, without interest and without deduction.

If we were to be unsuccessful in completing the offering, funds will be redistributed to all investors who have purchased the shares offered in this prospectus. Upon achieving the offering and the acceptance of a subscription for shares, our transfer agent will issue the shares to the purchasers. We may continue to offer shares for a period of 180 days after commencement of this offering or until we have sold all of the shares offered in this prospectus. During the offering period, no subscriber will be entitled to any refund of any subscription.

We will sell the shares on a "best efforts basis" through our sole officer and director, Ronald Robker, who will not receive any compensation in connection with the sale of shares, although we will reimburse him for expenses incurred in connection with the offer and sale of the shares. Mr. Robker will be relying on Rule 3a4-1 of the Exchange Act as a "safe harbor" from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such "safe harbor" provisions provided by Rule 3a4-1, he must be in compliance with all of the following:

*    he must not be subject to a statutory disqualification;

* he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
*    he must not be an associated person of a broker-dealer;
* he must restrict participation to transactions involving offers and sale of the shares;
* he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months; and
* he must restrict participation to written communications or responses to inquiries of potential purchasers.

Mr. Robker intends to comply with the guidelines enumerated in Rule 3a4-1. Mr. Robker has no current plans to purchase shares in the offering.

Terms of the Offering:

T-Plex has provided for the impounding of the gross proceeds of this offering through an impound account at Bank of the West, Las Vegas, Nevada. The impound account has been established for the sole purpose of impounding the funds received in this offering. There is no third party oversight of this account, therefore, our sole officer and director will have full control and authority over all funds received prior to the completion of the offering. Once the offering is completed and the funds are released to T-Plex the impound account will be promptly closed.

Investors are strongly cautioned that the impound account is not in any way an escrow or trust account.

     You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares which you wish to purchase to our offices. All payments are to be made by cash, check or money order payable only to: "T-Plex Impound Account", and delivered by T-Plex to Bank of the West by noon of the next business day. Your subscription shall not become effective until accepted by us and approved by our counsel.

                                 LITIGATION

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.



                                 MANAGEMENT

     The members of our board of directors serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the board of directors. Information as to the directors and executive officers are as follows:

 Name                 Age    Title
 Ronald C. Robker     32     President, Secretary/Treasurer, Director

Duties, Responsibilities and Experience

Ronald C. Robker is the President, Secretary/Treasurer and Director of T-Plex. Mr. Robker has been employed at Warthen Buick in Las Vegas, Nevada since 1994. While at Warthen, Mr. Robker has held the position of General Sales Manager, Finance Manager and Buyer. Mr. Robker's knowledge of the auto industry provides a basis by which we plan to market T-PLEXT.

                           PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of 250,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by each of our directors, proposed directors and executive officers, and by all of our directors, proposed directors and executive officers as a group. The address of each person is care of T-Plex.

                                                         Percent    Percent
          Name of Beneficial Owner            Number Of   Before     After
                                               Shares    Offering  Offering
 Ronald C. Robker                             1,250,000    100%       83%
 All Directors, Officers and Principal
 Stockholders as a Group                      1,250,000    100%       83%

     "Beneficial ownership" means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security. For example, the power to dispose of or to direct the disposition of, a security. In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days from the date of this prospectus.

                          DESCRIPTION OF SECURITIES

Common Stock

     Our Articles of Incorporation authorizes the issuance of 25,000,000 shares of common stock, $0.001 par value per share, of which 1,250,000 shares were outstanding as of the date of this prospectus. Upon sale of the 250,000 shares, we will have outstanding 1,500,000 shares of common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the board of directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of T-Plex, the holders of shares of common stock are entitled to share pro rata of all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

     Our articles of incorporation authorizes the issuance of 5,000 shares of preferred stock, $.001 par value per share, of which no shares were outstanding as of the date of this prospectus. The preferred stock may be issued from time to time by the board of directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

*    adopt resolutions;
*    to issue the shares;
*    to fix the number of shares;
*    to change the number of shares constituting any series; and
*    to provide for or change the following:
     *    the voting powers;
     *    designations;
     *    preferences; and
     * relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:
          *    dividend rights, including whether dividends are cumulative;
          *    dividend rates;
          *    terms of redemption, including sinking fund provisions;
          *    redemption prices;
          *    conversion rights; and
          * liquidation preferences of the shares constituting any class or series of the preferred stock.

     In each of the listed cases, we will not need any further action or vote by the stockholders.

     One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

1.   20 to 33 1/3%,
2.   33 1/3 to 50%, or
3.   more than 50%.

A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which;

1. has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and

2.   does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of T-Plex, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of T-Plex. This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having;

1. an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;

2. an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or

3. representing 10 percent or more of the earning power or net income of the corporation.

An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of;

1. the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

2. the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or

3. if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

                                LEGAL MATTERS

     The legality of the shares offered hereby will be passed upon for T-Plex by Stoecklein Law Group, 402 West Broadway, Suite 400, San Diego, California 92101.

                                   EXPERTS

     The financial statements of T-PLEX TECHNOLOGIES as of December 31, 2000 and September 30, 2001are included in this prospectus and have been audited by G. Brad Beckstead, Certified Public Accountant, an independent auditor, as set forth in his report appearing elsewhere in this prospectus and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

                          DISCLOSURE OF COMMISSION
         POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No director of T-Plex will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

*    any breach of the director's duty of loyalty to us or our stockholders
* acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law
*    or under applicable Sections of the Nevada Revised Statutes
* the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or,
* for any transaction from which the director derived an improper personal benefit.

The bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the board of directors approves such settlement and reimbursement as being for our best interests. The bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law,
Section 78.751.

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting T-Plex. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders who have suffered losses in connection with the purchase or sale of their interest in T-Plex in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

We undertake the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                OUR BUSINESS

Overview

     T-Plex is a development stage company, incorporated in the State of Nevada in July of 2000. Through an exclusive license agreement with Millennium Plastics Corporation, we intend to develop, market and distribute T-PLEXT, a biodegradable, dissolvable plastic stretch film to be utilized for protecting fully assembled vehicles while being transported. To date, our only activities have been organizational, directed at acquiring our license with Millennium Plastics, raising initial capital and developing our business plan. We have not commenced any commercial or other operations. We have no full time employees and own no real estate.

Acquisition of the license

On January 24, 2001, we acquired an exclusive license agreement with Millennium Plastics Corporation. On October 1, 2001 the license agreement was amended to change the effective time of the license to coincide with the effectiveness of this registration. The license agreement grants us an exclusive right to use Millennium's SolplaxT product to develop, market and distribute our T-PLEXT product. Consideration for the license agreement is solely our exclusive purchase requirement to purchase SolplaxT from Millennium to produce T-PLEXT.

The License

We have a license to develop, market and distribute our T-PLEXT product to the transportation industry. The license is for a three-year term with no renewal options at this time.

Pursuant to the terms of the license we are required to purchase all of our materials used to produce T-PLEXT from Millennium. The license will convert into a non-exclusive license if we fail to produce revenues within twelve months from the effective date of this filing, fail to increase sales of 10% per annum or fail to generate an aggregate of $1,000,000 in annual sales by 2003. There is no minimum required amount of revenues we must generate within the twelve-month period. Millennium must give us sixty (60) days notice prior to converting the license to a non-exclusive license if we default on the terms of the license agreement.

We may terminate the license at any time with written notice to Millennium. If we terminate the license all of our rights under the license will terminate and revert back to Millennium. Effectiveness of the termination will be the end of the quarter in which we gave notice to Millennium.

Millennium may terminate the license with 30 days written notice if we materially breach the license agreement in any manner. If we receive notice of Millennium's intent to terminate the license, we have 90 days to cure the breach. Additionally, Millennium may convert the license to a non-exclusive license as described above.

Millennium has agreed to provide minimal business administrative services to us, including product development assistance, inventory storage, and development and maintenance of an order fulfillment system, thereby enabling us to focus a majority of our time on marketing and sales.

     According to SEC filings, Millennium has granted licenses for its SolplaxT product in the oil and gas field and for use in plastic golf tees. We are not aware of any other licenses between Millennium or any other third party for the use of SolplaxT.

Background of Millennium

Millennium Plastics Corporation, formerly Aurora Corporation, through its merger with Graduated Plastics Corporation, acquired the United States patent rights to new and innovative polymer and coating technology invented in 1995 by Solplax Limited of Ireland. The plastics have the unique and very marketable characteristic of dissolving in water and leaving only non-toxic water and atmospheric gases.

On April 30, 2000 Millennium reached an agreement to acquire 100 percent of Solplax Limited, a subsidiary of SCAC Holdings Corp. Solplax Limited holds the worldwide rights to the proprietary SolplaxT technology for the manufacture and sale of biodegradable plastic products. On September 25, 2000, Millennium completed the purchase of Solplax Limited. The SolplaxT patent expires on March 6, 2018.

     Summary Millennium Financial Information

          According to Millennium's 10-QSB for the quarter ending September 30, 2001, their net loss was $381,336 for the quarter as compared to a net loss of $205,019 for the same quarter a year ago.

          Revenues for the three months ended September 30, 2001 were $13,469. Operating expenses for the quarter were $373,583.

As of September 30, 2001, the Company's assets were $753,649 and its liabilities were $823,601.

Investors may access additional information about Millennium, its management, operations and financial condition via their SEC filings, which are available via the SEC's EDGAR filing service at www.sec.gov.

Product Chemistry and Characteristics

The new plastic product, termed SolplaxT, has its technological basis in an improved method for the manufacture of thermoplastic polyvinyl alcohol (PVA) in combination with other approved food grade additives which are commonly used in commercial and consumer plastic products. Because all of the individual components in SolplaxT formulations have been in commercial and consumer products for so long, their physical properties and impacts, actual or potential, on the environment have been globally researched and assessed. These components have uniformly been found to be safe, nontoxic and environmentally friendly.

All plastic products manufactured with SolplaxT polymers are, and will be, entirely biodegradable when disposed of through landfill or into the wider environment. In the biodegradation process, the SolplaxT plastic decomposes entirely into environmentally benign substances: water (H20), gas (C02) and air (02) - the molecules necessary for photosynthesis in plants. Articles made from SolplaxT polymers will biodegrade within a chemically pre-set time frame. At the time of disposal, the article need only to be brought into contact with either hot or cold water depending on the basic materials chosen to cause it to dissolve. In about four weeks the dissolved plastic would undergo total biodigestion to carbon dioxide and water, leaving no residues in the environment.

Pure PVA rapidly degrades in contact with water or moisture which would render it useless for our intended use. Therefore, SolplaxT is coated with a PVA polymer having novel properties. The patented SolplaxT process bonds a special coating to one or both sides of the PVA film. This coating makes the overall product impervious to liquid dissolution for its desired-product lifetime. SolplaxT base polymers offer clients an attractive range of specifications which can be tailored to their planned end use or product application. Chemists can vary the "recipe" for polymers using different combinations and ratios of seven basic constituent ingredients to manufacture eight similar, but different, polymers, which possess distinctive characteristics. This allows the granular polymer that is produced to be specifically tailored to the end-use product which will be manufactured from it. The characteristics which are common to all of the SolplaxT polymers include:

*    Water resistance until dissolution is required;
*    Excellent barrier to most odors and non-aqueous liquids;
*    Excellent characteristics for heat-sealing applications;
*    Patented time-controlled degrading process; and
*    Non-toxic, non-carcinogenic and fully biodigestible.

 SolplaxT Manufacturing and Product Applications

The SolplaxT polymers can be produced on generic production machinery and production scaled-up efficiently and economically. The SolplaxT plastics can be fabricated into articles using known, standard manufacturing processes, e.g., blow molding, injection molding, and cast extrusion, with no risk of thermal degradation.

Our Product

     T-PLEXT is intended to be developed as a stretch film for protecting vehicles while being transported from location to location. T-PLEXT will be unique in its ability to biodegradably dissolve with the application of water. This will allow vehicle transporters to simply wash the stretch film off of the vehicles thereby reducing the need for cumbersome, damaging and time consuming removal of transportation film. In addition, the film is biodegradable and will not become a nuisance or hazard to the environment when disposed.

T-PLEXT is intended to be designed to be extremely versatile in its application. Any vehicle that is transported could benefit from T-PLEXT. T-PLEXT will form a protective barrier for the vehicle and may virtually eliminate most chips, scratches and blemishes usually incurred with shipping a vehicle.

As T-PLEXT is a to be developed product we have not produced or tested T-PLEXT. Millennium has produced prototype plastic stretch film, which displays many of the properties with which we plan to incorporate into T-PLEXT.

     Millennium has verbally agreed to assist us in the initial development of T-PLEXT. Until we receive funds from this offering, we cannot precisely determine the costs of producing the preliminary prototype batches of T-PLEXT, however, through discussions with Millennium we believe our prototype costs would not exceed $5,000.

     We anticipate that we will be able to have preliminary test T-PLEXT product samples within 90 days following completion of this offering. The test product will be developed concurrently with our initial market research and is an essential part of the test marketing process.

Once we have developed T-PLEXT we plan to test market T-PLEXT to the transportation industry. Due to our limited capitalization, even following completion of this offering, we will be unable to perform an exhaustive nationwide test marketing campaign. Our sole officer and director will be primarily responsible for conducting the test marketing and has no experience in launching a new product or performing a test marketing campaign. It is anticipated that Las Vegas, NV will be the primary test market. We cannot predict the outcome or the costs associated with our test marketing.

     If T-PLEXT test markets positively, we plan to have T-PLEXT produced by a third party manufacturer and focus our efforts on marketing and sales. We have not located a potential manufacturer at this time and will not spend significant time searching for a manufacturer until our test marketing is complete.

Implementation of Business Plan: Intended Operations

Our business plan provides for:
* the development of a biodegradable film to be utilized in the transportation industry to protect vehicles while being transported;
*    establish a market for the distribution of the product; and
*    locate a third-party manufacturer to produce our product.

The initial step of our business plan is to determine the feasibility of developing, marketing and distributing our T-PLEXT product for the transportation industry. Should we determine that our business plan is feasible, we intend to employ salespeople to call on major manufacturers, wholesalers and retailers of vehicles, cars, trucks, boats, motorcycles, etc., that are transported from location to location.

Once a distribution market is developed for our product, we intend to locate a third-party plastics manufacturer to produce our product. Since our product will not require any special manufacturing equipment and we will cause the delivery of all raw ingredients needed to produce our product directly to the manufacturer, any plastics manufacturer that has machinery capable of producing stretch film will be able to produce our product. The manufacturer's sole responsibility will be to combine the raw materials and process them into a final product. Any manufacturer we engage to produce our product will also provide shipping services directly to our customers, thereby eliminating unnecessary shipping expenses and the need for us to have a separate warehouse to store finished product.

Pursuant to the exclusive purchase covenants in our license agreement with Millennium, we are required to purchase SolplaxT directly from Millennium at a fixed per pound price of $14.50. We are unsure as to what the final production costs will be for our product. Our business will be structured as an outsourcer. We will pass on all costs of materials, production, and shipping directly to the end purchaser of our product. We will generate revenues by adding a to be determined profit margin percentage to all orders. This structure allows us a great amount of flexibility in our operations with low overall overhead expenses.

As discussed more fully in the Management's Discussion and Analysis-- Liquidity and Capital Resources section, the expenses of implementing our business plan will likely exceed the funds raised by this offering, and we will have to obtain additional financing through an offering or through capital contributions by current stockholders. No commitments to provide additional funds have been made by management or stockholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to us or at all.

Industry

The industry in which we plan to compete is a small niche of the overall plastics industry. Our product is focused on the transportation industry for the protection of vehicles when being transported. There are numerous companies that produce plastic stretch films that can be used to wrap vehicles or other items for shipping purposes. However, due to the specificity of our product, precise industry information is not readily available. We are using the funds from the offering to conduct a market analysis to more accurately define the true size and economic feasibility of our industry.

Our product will most likely be categorized as flexible packaging, which according to the Flexible Packaging Association, flexible packaging is an $18 billion industry in this country, is the second largest packaging type and directly employs 87,000 people.

According to 1999 Plastics Industry statistics, packaging represented 26% of the overall plastics industry with over 21 million pounds produced. The compound overall growth rate for packaging plastics from 1995-1999 was 5.6%.

Our product will have an additional attribute over all other flexible packaging in that it is to be fully biodegradable, which lends an additional marketing advantage of T-PLEXT. According to a US Environmental Protection Agency publication, in 1994 the US generated 19.8 million tons of all types of plastic waste (durable and non-durable goods, containers and packaging). Of that amount only about 9.5% were recovered. It is estimated that by the year 2010, 28.9 million tons will be generated with 11% being recycled. These factors have, and will continue to present a tremendous burden on the environment. To rectify this condition, recycling and composting programs have been instituted in many communities throughout the US. Even with these recovery programs in place, there still remains a great deal of non-recoverable plastic. One salvation to the ever-increasing environmental burden of the disposal of plastics waste is in the widespread use of realistically biodegradable plastics, such as T-PLEXT.

Marketing and Sales

We intend to primarily rely on direct sales efforts to market T-PLEXT. All of our direct sales efforts are to be based on the initiatives of our management, which at this time consists of solely Ronald Robker. We believe that these efforts will provide us with only a limited market exposure and will need to be expanded if we are to be successful. With such a limited sales effort a majority of management's time will be spent on the educational process required to commercialize T-PLEXT. It is anticipated that a significant amount of time and energy will be required to educate potential customers as to the reasons why our product is best suited for their application.

Trademarks and Patents

Millennium holds the United States Patent No. 5,948,848, which will expire on March 6, 2018. The Patent relates to a biodegradable plastics material and to a method for its manufacture. In particular, the patent relates to a biodegradable plastics material comprising of a polyvinylacetate/polyvinylalcohol copolymer. We have a three-year exclusive license utilizing the patent for the development, marketing and distribution of Millennium's products for our T-PLEXT product.

On August 7, 2000, we received our Certificate of Registration for a Nevada Trade Name under T-PLEX TECHNOLOGIES. The trade name will expire on August 7, 2005.

In addition to the patented technology, all testing by us or others permitted to utilize Millennium's technology is subject to strict privacy and confidentiality controls.

Competition

We think we have been successful in finding a niche in the market based upon the biodegradable nature of our product. Should a larger and better-financed company decide to directly compete with us, and be successful in its competitive efforts, our business could be adversely affected.

The primary source of competition for T-PLEXT is anticipated to come from suppliers of conventional non-degradable plastic products. The use of non-degradable products is well-established and accepted by both consumers and the industry, many of which may be indifferent to the benefits offered by T-PLEXT. Many of our competitors who provide non-degradable products have significantly greater financial, technical and human resources than we do. Changes in political and consumer emphasis on environmental factors in waste disposal could significantly harm our competitive position relative to these established solutions with respect to some T-PLEXT whose principal advantage is biodegradability. Such changes may be imminent in light of the current political climate, the unlikelihood of increased environmental regulation and the possibility of a reduction in environmental regulation. In addition, we are subject to competition from other specialty chemical companies offering alternative solutions. Thus, our competitors may succeed in obtaining market acceptance for products more rapidly than we do in addition to having volume manufacturing efficiency and marketing capabilities, areas in which we have no experience.

Employees

We are a development stage company and currently have no employees. We are currently managed by Ronald Robker, our sole officer and director. We look to Mr. Robker for his entrepreneurial skills and talents. We plan to use consultants, attorneys and accountants as necessary and do not plan to engage any full-time employees in the near future. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire stock in T-PLEX TECHNOLOGIES, which would dilute the ownership interest of holders of existing shares of its common stock.

                              PLAN OF OPERATION

Overview

     T-Plex is a development stage company formed to engage in the business of developing, marketing and distributing T-PLEXT, an innovative biodegradable, dissolvable plastic stretch film, to the transportation industry. T-PLEXT is not a current product. Since our inception on July 20, 2000, we have not been engaged in any significant operations nor have we had any revenues. Our only recent activities include organization, the negotiation and execution of the license agreement, and we have begun the process of registering our securities with the Securities and Exchange Commission in order to raise initial capital and make our financial information equally available to investors or other interested parties. We believe we will be able to complete this registration process by the end of the third quarter of 2001. Once we complete this offering, we intend to obtain a listing for public trading of our stock on the National Association of Securities Dealers Over-the-Counter Electronic Bulletin Board. We believe we will be able to complete that process by the end of 2001.

Until an infusion of capital from this offering, we will not be able to commence operations. We currently have insufficient capital to commence operations and are dependent on the proceeds of this offering to begin such operations. We have a working capital deficiency that raises substantial concern regarding our ability to continue as a going concern. We believe that the proceeds of this offering will allow us to only begin minimal operations.

Our license agreement with Millennium Plastics requires us to generate revenues within one year of the agreement. We plan to use the proceeds of this offering to conduct market research and anticipate this research to result in an initial preliminary order from a potential customer. We anticipate any initial order to be at an income loss to us, but would constitute as revenue for the purpose of our agreement with Millennium. If we fail to generate revenues within the one year time period we will risk the loss of the exclusivity of our license but not the loss of the license altogether.

Our initial market research will be conducted solely through our sole officer and director, Ronald Robker, who has no experience as a market analyst for any product. The research will be primarily accomplished through Mr. Robker's existing automotive and other industry contacts via telephone calls, direct personal contact and a search over the Internet. We also may hire a consultant to assist us in our nationwide market research. However, at this time we have not located any individual or company that would assist us in this effort. The overall goal of our market research will be to determine if there is a market for our product that will allow us to become profitable. Due to Mr. Robker's lack of experience in conducting any kind of market research, there are no identifiable standards that Mr. Robker's research will follow. Mr. Robker will use his business acumen and common sense to diligently conduct the market research, always keeping in mind his fiduciary duty to maximize stockholder value.

After this offering and the completion of our market research, we will require additional funds to fully implement our business plan. Within the following 12 months we anticipate the need to raise at least $2,000,000 through the sale of common stock in a private placement, assuming our market research proves to be favorable. We have arbitrarily estimated the capital required to implement our business plan. We will only be able to more accurately determine our capital requirements following completion of our market research. These private placement funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus. There is still no assurance that, even with the funds from this offering and a subsequent private placement, we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable for an indefinite period of time.

We are unable to provide an accurate breakdown to the use of funds to be received from the future private placement as the usage will be solely based upon the outcome of our market research. We have anticipated the need to hire additional staff, continue development and refinement of T-PLEXT to meet customer needs, rent additional office space, produce professional marketing materials and provide additional working capital for our operations.

We will face considerable risk in each of our business plan steps, such as difficulty of hiring competent personnel within our budget, longer than anticipated development of T-PLEXT, and a shortfall of funding due to our inability to raise capital in the equity securities market. If no funding is received during the next twelve months, we will be forced to rely on existing cash in the bank and funds received from this offering. In such a restricted cash flow scenario, we would be unable to complete our business plan steps, and would, instead, delay all cash intensive activities. Without necessary cash flow, we may be dormant during the next twelve months, or until such time as necessary funds could be raised.

We have no operating history, no material current operations, minimum cash on hand, and no profit. Because of these factors, our auditors have issued an audit opinion for T-Plex which includes a statement describing our going concern status. This means there is substantial doubt about our ability to continue as a going concern. While we believe we have made good faith estimates of our ability to secure additional capital in the future to reach our goals, there is no guarantee that we will receive sufficient funding to implement any future business plan steps.

Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our product, the level of competition and our ability to deliver products while maintaining quality and controlling costs.

A substantial part of the success of our company will be based upon our market research. If we conclude that our industry is not receptive to T-PLEXT, customers are not willing to purchase T-PLEXT, costs are prohibitive or for any other reason, it would have a severe material adverse affect on our ability to continue operations. If this were to happen we could remain as a start-up company with no material operations, revenues, or profits. We would be forced to redevelop our business strategy and seek to evaluate other new opportunities. At this time, we have no alternative plans and would not begin to formulate any plans until our market research was completed.

Liquidity and Capital Resources

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continue to develop and upgrade our products, provide superior customer services and order fulfillment, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can materially affect our business prospects, financial condition and results of operations.

                                 FACILITIES

We currently maintain a mailing address 2950 E. Flamingo Rd, Suite B, Las Vegas, NV 89121. Rent is paid on a yearly basis at $180. Additionally, Mr. Robker, our sole officer and director, occasionally will utilize his home to conduct business on our behalf. Mr. Robker does not receive any remuneration for the use of his home or time spent on behalf of us. Our mailing address and Mr. Robker's home are only used to maintain minimal corporate needs at this time. We do not believe that we will need to obtain additional office space at any time in the foreseeable future until our business plan is more fully implemented pending the completion of our market research.

Since we are going to outsource the production of T-PLEXT to any number of stretch film manufacturers we will not need production facilities of any kind. We may in the future, pending the outcome of our market research, require additional office and warehouse space. At this time we cannot accurately estimate our future facility needs.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On July 20, 2000, we issued 1,000,000 shares of common stock to our sole officer and director, Ronald Robker, for cash of $2,500. On March 1, 2001, we issued an additional 250,000 shares of common stock to Mr. Robker for cash of $1,500. Mr. Robker holds all of our issued and outstanding common stock.

                        MARKET PRICE OF COMMON STOCK

     We intend to file for inclusion of our common stock on the National Association of Securities Dealers, Inc. Over-the-Counter Bulletin Board; however, there can be no assurance that NASD will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

     As of August 1, 2001 there was 1 stockholder of our common stock.

                                  Dividends

     The payment of dividends is subject to the discretion of our board of directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our board of directors, based upon the board's assessment of:

*    our financial condition;
*    earnings;
*    need for funds;
*    capital requirements;
*    prior claims of preferred stock to the extent issued and outstanding;
and
*    other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.


                           EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation of our sole officer and director, Ronald Robker from inception (July 20, 2000) to December 31, 2000 and for the six months ended June 30, 2001.

Summary Compensation Table
                                                            Long Term
                              Annual Compensation         Compensation
Name and Principal                       Other Annual  Restricted
     Position        Year  Salary Bonus  Compensation     Stock    Options
Ronald Robker,
resident,            2001    $0    N/A       N/A           N/A       N/A
Secretary/Treasurer  2000    $0    N/A       N/A           N/A       N/A


Board Committees

We do not currently have any committees of the board of directors. Additionally, due to the nature of our intended business, the board of directors does not foresee a need for any committees in the foreseeable future.

Transfer Agent

     The transfer agent for the common stock will be Pacific Stock Transfer, 5844 S. Pecos Road, Suite D, Las Vegas, Nevada 89120.

                       SHARES ELIGIBLE FOR FUTURE SALE

     Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have outstanding an aggregate of 1,500,000 shares of common stock, assuming all of the 250,000 shares are sold.

Of these shares, the 250,000 shares of common stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act. The remaining 1,250,000 shares of common stock held by our existing stockholder are "restricted securities" as that term is defined in Rule 144 under the Securities Act. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

* no restricted shares will be eligible for immediate sale on the date of this prospectus; and
* the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective one-year holding periods, subject to restrictions on such sales by affiliates.

In general, under Rule 144 as currently in effect, beginning 90 days after the Effective Date, an affiliate of T-Plex, or person, or persons whose shares are aggregated, who has beneficially owned restricted shares for at least one year will be entitled to sell in any three-month period a number of shares that does not exceed the greater of:

*    one percent of the then outstanding shares of our common stock; or
* the average weekly trading volume of our common stock in the Over-the-Counter Bulletin Board during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the SEC.

Sales pursuant to Rule 144 are subject to requirements relating to manner of sale, notice, and the availability of current public information about us. A person, or persons whose shares are aggregated, who is not deemed to have been an affiliate of T-Plex at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least two years is entitled to sell such shares under Rule 144(k) without regard to the resale limitations.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                   ON ACCOUNTING AND FINANCIAL DISCLOSURE

     In February 2001, we engaged the services of Kevin B. Kirkendall, Certified Public Accountant, of Las Vegas, Nevada, to provide an audit of our financial statements for the period from July 20, 2000 (inception) to December 31, 2000. This was our first auditor. In September 2001, Mr. Kirkendall ceased his services as our auditor. The audit reports issued by Kirkendall with respect to our financial statements did not contain an adverse opinion or disclaimer of opinion, and were not qualified as to uncertainty, audit scope or accounting principles. From February 2001 through September 2001, when Kirkendall's services were ceased, there were no disagreements between us and Kirkendall on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Kirkendall, would have caused it to make a reference to the subject matter of the disagreement in connection with his audit report.

     In September 2001, we engaged the services of G. Brad Beckstead, Certified Public Accountant, of Las Vegas, Nevada, to reaudit our financial statements for the period of inception (July 20, 2000) to December 31, 2001 and for the nine months ended September 30, 2001. We have no disagreements with our auditor through the date of this prospectus.

The change in accountants does not result from any dissatisfaction with the quality of professional services rendered by Kirkendall as our independent accountant.


                             T-PLEX TECHNOLOGIES

                        INDEX TO FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT                                             F-1
BALANCE SHEET                                                            F-2
INCOME STATEMENT                                                         F-3
STATEMENT OF STOCKHOLDERS' EQUITY                                        F-4
STATEMENT OF CASH FLOWS                                                  F-5
NOTES TO FINANCIAL STATEMENTS                                            F-6

G. BRAD BECKSTEAD
Certified Public Accountant
                                                          330 E. Warm Springs
                                                          Las Vegas, NV 89119
                                                                 702.257.1984
                                                           702.362.0540 (fax)

INDEPENDENT AUDITOR'S REPORT

                                                             November 7, 2001

Board of Directors
T-Plex Technologies
Las Vegas, NV

I have audited the Balance Sheets of T-Plex Technologies (the "Company") (A Development Stage Company), as of September 30, 2001 and December 31, 2000, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the nine months ended September 30, 2001, the period July 20, 2000 (Date of Inception) to December 31, 2000, and for the period July 20, 2000
(Date of Inception) to September 30, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the balance sheets of T-Plex Technologies, (A Development Stage Company), as of September 30, 2001 and December 31, 2000, and its related statements of operations, equity and cash flows for the nine months ended September 30, 2001, the period July 20, 2000 (Date of Inception) to December 31, 2000, and for the period July 20, 2000 (Date of Inception) to September 30, 2001, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 2. The financial statements do not
include  any  adjustments  that  might  result  from  the  outcome  of   this
uncertainty.

/s/ G. Brad Beckstead
G. Brad Beckstead, CPA

                             T-Plex Technologies
                        (a Development Stage Company)
                                Balance Sheet

                                                   September     December
                                                      30,          31,
                                                     2001          2000
Assets

Current assets:
  Cash and equivalents                           $           3 $        961
                                                    ----------    ---------
     Total current assets                                    3          961
                                                    ----------    ---------
                                                 $           3 $        961
                                                    ==========    =========

Liabilities and Stockholders' Equity
Current liabilities:
  Current liabilities                            $           - $          -
                                                    ----------    ---------
     Total current liabilities                               -            -
                                                    ----------    ---------


Stockholders' (Deficit):
  Common stock, $0.001 par value, 25,000,000
     shares authorized, 1,000,000 and 1,250,000
shares
     issued and outstanding as of 9/30/01 and            1,250        1,000
12/31/00, respectively
  Additional paid-in capital                             2,750        1,500
     (Deficit) accumulated during development          (3,997)      (1,539)
stage
                                                    ----------    ---------
                                                             3          961
                                                    ----------    ---------
                                                 $           3 $        961
                                                    ==========    =========

                             T-Plex Technologies
                        (a Development Stage Company)
                           Statement of Operations
        For the Three and Nine Months Ending June 30, 2001 and 2000,
       For the Period July 20, 2000 (inception) to December 31, 2000, and For the Period July 20, 2000 (Inception) to September 30, 2001

         Three Months Ending    Nine Months Ending    July 20,    July 20,
            September 30,          September 30,        2000        2000
                                                     (Inception  (Inception
                                                        ) to        ) to
                                                      December    September
                                                         31,         30,
           2001       2000        2001       2000       2000        2001
Revenue        $-          $-          $-         $-          $-          $-

Expenses
:
General
and
administ
rative
expenses      175       1,287       2,458      1,287       1,539       3,997

Total
expenses      175       1,287       2,458      1,287       1,539       3,997

Net                                                      (1,539)
(loss)      (175)     (1,287)     (2,458)    (1,287)                 (3,997)

Weighted
average
number
of
common
shares
outstand                                   1,000,000
ing      1,250,00   1,000,000   1,250,000              1,000,000   1,250,000
                0

Net
(loss)
per
share     $(0.00)     $(0.00)     $(0.00)    $(0.00)     $(0.00)     $(0.00)

                             T-Plex Technologies
                        (a Development Stage Company)
                Statement of Changes in Stockholder's Equity
       For the Period July 20, 2000 (Inception) to September 30, 2001
                       Common Stock    Additiona   (Deficit)       Total
                    Shares     Amount      l      Accumulated  Stockholders
                                        Paid-in      During          '
                                        Capital   Development     Equity
                                                     Stage
July 20, 2000
  Shares issued
for cash            1,000,000 $  1,000 $    1,500  $         - $       2,500

Net (loss)
  July 20, 2000
(inception)
  to December 31,
20000                                                  (1,539)       (1,539)

Balance, December
31, 2000            1,000,000    1,000      1,500      (1,539)           961

March 1, 2001
  Shares issued
for cash             250,000       250      1,250                      1,500

Net (loss)
  for the nine
months ended
  September 30,                                        (2,458)       (2,458)
2001

Balance, September
30, 2001            1,250,000 $  1,250 $    2,750  $   (3,997) $           3

                             T-Plex Technologies
                        (a Development Stage Company)
                           Statement of Cash Flows
           For the Nine Months Ending September 30, 2001 and 2000
     and For the Period July 20, 2000 (Inception) to September 30, 2001
                                          Nine Months Ending    July 20,
                                            September 30,         2000
                                                               (Inception)
                                                                   to
                                                                September
                                                                   30,
                                                                  2001


                                           2001        2000
Cash flows from operating activities
Net (loss)                              $   (2,458) $  (1,287) $   (3,997)
Adjustments to reconcile net (loss) to
net cash (used) by operating activities
                                                 -           -           -
Net cash (used) by operating activities     (2,458)    (1,287)     (3,997)

Cash flows from investing activities
Net cash used by investing activities            -           -           -

Cash flows from financing activities
Issuance of common stock                     1,500       2,500       4,000

Net cash provided by financing
activities                                   1,500       2,500       4,000

Net (decrease) increase in cash              (958)       1,213           3
Cash - beginning                               961           -           -
Cash - ending                           $        3  $    1,213 $         3

Supplemental disclosures:
Interest paid                           $        -  $        - $         -
Income taxes paid                       $        -  $        - $         -

Note 1 - Significant accounting policies and procedures

Organization
The Company was organized July 20, 2000 (Date of Inception) under the laws of the State of Nevada, as T-Plex Technologies .

The Company has limited operations, and in accordance with SFAS #7, the Company is considered a development stage company.

On January 24, 2001, the Company entered into an agreement with Millennium Plastics Corporation ("Millennium") granting the Company an exclusive three-year right to use Millennium's products to develop, market and distribute T-Plex. T-Plex is a biodegradable, dissolvable plastic stretch film to be utilized for protecting fully assembled vehicles while being transported. According to the license agreement, the Company is not under any financial commitment but is expected to use reasonable efforts to achieve the development and commercialization of the licensed technology. Unless certain sales volume milestones are met by the Company, the exclusivity feature of the license agreement will be lost with no further penalty. No consideration has bee paid for the agreement and therefore, there is no accounting recognition.

Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents
The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Revenue recognition
The Company recognizes revenue on an accrual basis as it invoices for product sales.

Reporting on the costs of start-up activities
Statement  of Position 98-5 (SOP 98-5), "Reporting on the Costs  of  Start-Up
Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.

Loss per share
Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period.
The Company had no dilutive common stock equivalents, such as stock options or warrants as of September 30, 2001 and December 31, 2000.

Advertising Costs
The Company expenses all costs of advertising as incurred. There were no advertising costs included in selling, general and administrative expenses for the periods ended September 30, 2001 and December 31, 2000.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2001 and December 31, 2000. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Impairment of long lived assets
Long lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at September 30, 2001 and December 31, 2000.

Segment reporting
The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information". The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Dividends
The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Income taxes
The Company follows Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS No. 109") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Recent pronouncements
The FASB recently issued Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of Effective Date of FASB Statement No. 133". The Statement defers for one year the effective date of FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities". The rule now will apply to all fiscal quarters of all fiscal years beginning after June 15, 2000. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement will require the company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income, if the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The company does not expect SFAS No. 133 to have a material impact on earnings and financial position.

In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB No. 101), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 did not impact the company's revenue recognition policies.

Year-end
The Company has selected December 31 as its year-end.

Note 2 - Going concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.

The Company plans to undertake an private and public offering to obtain funds allowing it to determine the feasibility of developing, marketing, and distributing T-Plex. Management plans to employ salespeople to call upon major manufacturers, wholesalers, and retailers of vehicles, but believes additional financing may be needed. Such funding may be raised through additional offerings of capital or through capital contributions by current shareholders.

Note 3 - Income taxes

THE COMPANY ACCOUNTS FOR INCOME TAXES UNDER STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 109, "ACCOUNTING FOR INCOME TAXES" ("SFAS NO. 109"), WHICH
REQUIRES USE OF THE LIABILITY METHOD.   SFAS NO.  109 PROVIDES THAT DEFERRED
TAX ASSETS AND LIABILITIES ARE RECORDED BASED ON THE DIFFERENCES BETWEEN THE TAX BASES OF ASSETS AND LIABILITIES AND THEIR CARRYING AMOUNTS FOR FINANCIAL REPORTING PURPOSES, REFERRED TO AS TEMPORARY DIFFERENCES. DEFERRED TAX ASSETS AND LIABILITIES AT THE END OF EACH PERIOD ARE DETERMINED USING THE CURRENTLY ENACTED TAX RATES APPLIED TO TAXABLE INCOME IN THE PERIODS IN WHICH THE DEFERRED TAX ASSETS AND LIABILITIES ARE EXPECTED TO BE SETTLED OR REALIZED.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

  U.S federal statutory rate      (34.0%)

  Valuation reserve                34.0%

  Total                               -%

AS OF SEPTEMBER 30, 2001, THE COMPANY HAS A NET OPERATING LOSS CARRYFORWARD OF APPROXIMATELY $4,000 FOR TAX PURPOSES, WHICH WILL BE AVAILABLE TO OFFSET FUTURE TAXABLE INCOME. IF NOT USED, THIS CARRYFORWARD WILL EXPIRE IN 2019 AND 2020. THE DEFERRED TAX ASSET RELATING TO THE OPERATING LOSS CARRYFORWARD OF APPROXIMATELY $1,400 HAS BEEN FULLY RESERVED AT SEPTEMBER 30, 2001.

Note 4 - Related party transactions

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 5 - Stockholders' Equity

The Company is authorized to issue 25,000,000 shares of its $0.001 par value common stock and 5,000 shares of its $0.001 par value preferred stock.

On July 20, 2000, the Company issued 1,000,000 shares of its $0.001 par value common stock to founders for cash of $2,500. All of the shares were issued pursuant to Rule 4(2).

On March 1, 2001, the Company issued 250,000 shares of its $0.001 par value common stock to founders for cash of $1,500. All of the shares were issued pursuant to Rule 4(2).

There have been no other issuances of common or preferred stock.

Note 6 - Warrants and options

There are no warrants or options outstanding to acquire any additional shares of common stock.

No  dealer, salesman or any other  person
has   been   authorized   to   give   any               T-PLEX
information or to make any representation            TECHNOLOGIES
other   than  those  contained  in   this
prospectus  and, if given or  made,  such
information or representation must not be
relied upon as having been authorized  by               $25,000
us.  This  prospectus does not constitute
an offer to sell or a solicitation of any
offer to buy any security other than  the
shares  of common stock offered  by  this
prospectus,  nor  does it  constitute  an
offer  to sell or a solicitation  of  any
offer to buy the shares of a common stock
by  anyone in any jurisdiction  in  which
such   offer  or  solicitation   is   not
authorized, or in which the person making
such   offer  or  solicitation   is   not
qualified  to do so, or to any person  to
whom it is unlawful to make such offer or
solicitation.  Neither  the  delivery  of
this   prospectus  nor  any   sale   made
hereunder  shall, under any circumstances
create  any  implication that information
contained  herein is correct  as  of  any
time subsequent to the date hereof.
_________________________________________            _____________
                  _____                               PROSPECTUS
  DEALER PROSPECTUS DELIVERY OBLIGATION

Until the offering termination date,  all
dealers that effect transactions in these
securities,  whether or not participating
in  this  offering, may  be  required  to
deliver a prospectus. This is in addition
to  the dealers' obligation to deliver  a      ___________________, 2001
prospectus  when  acting as  underwriters
and   with   respect  to   their   unsold
allotments or subscriptions.

PART II:  Information not required in Prospectus

INDEMNIFICATION OF OFFICERS AND DIRECTORS

None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of
Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The bylaws provide for indemnification of the directors, officers, and employees of T-Plex in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of T-Plex if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the board of directors approves such settlement and reimbursement as being for the best interests of the Corporation. The bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to us, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders who have suffered losses in connection with the purchase or sale of their interest in T-Plex in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses to be paid in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission registration fee and the NASD filing fee.

Securities and Exchange Commission registration fee                 $6.60
NASD filing fee                                                         0
Accounting fees and expenses                                          150
Legal fees and expenses                                             5,000
Printing fees and expenses                                            500
Blue-sky fees and expenses                                            500
Transfer agent and registrar fees and expenses                        500
Miscellaneous                                                         500
Total                                                           $6,156.60

RECENT SALES OF UNREGISTERED SECURITIES

On July 20, 2000, we issued 1,000,000 shares of our $0.001 par value common stock for cash of $2,500.00 to our sole officer and director Ronald C. Robker. All of the shares were issued pursuant to Rule 4(2).

On March 1, 2001, we issued 250,000 shares of our $0.001 par value common stock for cash of $1,500.00 to our sole officer and director Ronald C. Robker. All of the shares were issued pursuant to Rule 4(2).


EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

UNDERTAKINGS

A.   The undersigned registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)  Include  any prospectus required by section 10(a)(3) of  the  Securities
Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

B.
(1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(2) In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on December 14, 2001.

T-PLEX TECHNOLOGIES

By: /s/ Ronald C. Robker
Ronald C. Robker, President

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature                Title                    Date

/s/ Ronald C. Robker     Sole Director                 December 14, 2001
Ronald C. Robker

/s/ Ronald C. Robker     Principal Executive Officer   December 14, 2001
Ronald C. Robker

/s/ Ronald C. Robker     Principal Financial Officer   December 14, 2001
Ronald C. Robker

/s/ Ronald C. Robker     Principal Accounting Officer  December 14, 2001
Ronald C. Robker

EXHIBIT INDEX

Financial Statements:

     a)        T-PLEX TECHNOLOGIES (Attached)
               Report of Independent Auditor
               Balance Sheet For The Period Ending December 31, 2000 Statement of Operations For The Period July 20, 2000 (Inception)
                    through December 31, 2000
               Statement of Stockholders' Deficit For The Period July 20,
               2000
                    (Inception) through December 31, 2000.
               Statement of Cash Flows For The Period July 20, 2000
               (Inception)
                    through December 31, 2000
               Notes to Financial Statements

Exhibit             Description

3.1*           Articles of Incorporation of T-PLEX TECHNOLOGIES filed on July
          20, 2000 -

3.2*                Bylaws of T-PLEX TECHNOLOGIES

5.1**          Opinion of Stoecklein Law Group

10.1* License and Materials Purchase Agreement dated January 24, 2001 between Millennium Plastics Corporation and T-PLEX TECHNOLOGIES

10.2** Amendment No. 1 to License and Materials Purchase Agreement dated October 1, 2001 between Millennium Plastics Corporation and T-PLEX TECHNOLOGIES

23.1**    Consent of G. Brad Beckstead, Certified Public Accountant

23.2**    Consent of Donald J. Stoecklein, Esquire
_________________________
*              Filed in Form SB-2 on March 12, 2001
**             Filed herewith